                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                   Date of Report:      February 6, 1997
                                     -----------------------
                        (Date of earliest event reported)

                      ASSOCIATED ESTATES REALTY CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

           OHIO                      1-12486                    34-1747603
----------------------------   ------------------------  ----------------------
(State or other Jurisdiction   (Commission File Number)        (IRS Employer
 of Incorporation)                                       Identification Number)


          5025 Swetland Court, Richmond Heights, Ohio              44143-1467
      ---------------------------------------------------          ----------
           (Address of Principal Executive Offices)                (Zip Code)


                                 (216) 261-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENTS

         On February 6, 1997, April 22, 1997, May 14, 1997 and May 30, 1997,
Associated Estates Realty Corporation (the "Company") acquired certain assets, consisting principally of the Multifamily Properties as further described below from the named sellers (the "Asset Purchases"). The Asset Purchases were as follows:

   Date of
   Purchase                    Seller                             Name of Multifamily Property             Suites
   --------     --------------------------------------            ----------------------------             ------

02/06/97        Metropolitan Life Insurance Company,              The Gables at White River                 228
                   a New York corporation

04/22/97        Merry Land & Investment Company, Inc.,            Saw Mill Village Apartments               340
                    a Georgia corporation

05/14/97        Gerald J. Demirjian and Mary J. Demirjian         Hawthorne Hills Apartments                 88

05/30/97        Colony Bay East, Inc., an Ohio                    Oak Bend Apartments                        90
                    corporation                                                                             ---
                                                                                                            746
                                                                                                            ===


         The Company also acquired a 10.2 acre land parcel in Franklin, Ohio on March 7, 1997 from Dennis R. Morris and Patricia D. Morris (the "Land Acquisition"). The Land Acquisition is presently zoned for the construction of multifamily apartments and is located adjacent to a multifamily property presently owned by the Company.

         The seller of Oak Bend Apartments is in the process of constructing 12 suites contained in two buildings on land which was acquired by the Company as part of the purchase transaction. The land on which the 12 suites are being constructed is adjacent to the land on which 90 suites acquired by the Company are located. The Company has agreed to acquire the 12 suites from the seller once construction has been completed to the satisfaction of the Company. There can be no assurance, however, that the Company will be successful in consummating this transaction.

         With respect to the Asset Purchases and Land Acquisition (as applicable), the Company purchased all of the above named sellers' rights, title and interests in the apartment complex and land together with all rights of way, easements, licenses, permits, fixtures, furnishings, equipment, the right to manage, other intangible assets, leases and tenancies (collectively referred to as the "Acquired Assets"), and all guaranties, warranties and other intangible rights pertaining to the Acquired Assets.

         On March 31, 1997 the Company acquired 100% of the partnership interests of the following partnership which owned the apartment complex described below:

     Date of
    Purchase                   Seller                         Name of Multifamily Property       Suites
    --------     -----------------------------------          ----------------------------       ------

03/31/97         Forest Park II Limited Partnership,          Remington Place Apartments          234
                    A Connecticut limited partnership

         Following the acquisition of the partnership interests, the Partnership was dissolved and title to the real property and all buildings, fixtures and other improvements, including but not limited to the apartment complex (collectively referred to as the "Partnership Property"), was transferred to the Company.

         As referred to herein, "Acquired Properties" refers to both the Acquired Assets and the Partnership Property, none of which individually constitutes a significant subsidiary.

         Neither the Company nor any of its shareholders owned any interests in the sellers prior to the acquisition of the Acquired Properties by the Company. The purchase price of the Acquired Properties was approximately $53.5 million, of which $2.6 million represented liabilities assumed.

         In determining the price paid for the Acquired Properties, the Company considered the historical and expected cash flow from the Acquired Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Properties, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the Acquired Properties primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported to not be necessarily indicative of future expected operating results.

         Certain other information concerning the Acquired Properties is summarized below. The cash purchase price of the Acquired Properties has been financed primarily with cash on hand made available through the Company's revolving credit facility (the "Line of Credit"). The Acquired Properties have been operated, since construction, as rental properties. The Company will manage all of the Acquired Properties.

                                                       Number    Number
          Name of                                        of        of                 Type of               Year
         Property                   Location           Suites   Buildings          Construction          Constructed
-------------------------     ------------------       ------   ---------          ------------          -----------

The Gables at White River     Indianapolis, IN           228      10        Two and three story garden        1991
                                                                             style apartments with vinyl and
                                                                             brick exteriors

Hawthorne Hills               Toledo, OH                  88       5        Two story garden style            1973
Apartments                                                                   apartments with brick exteriors

Oak Bend Apartments           Columbus, OH                90      15        Two story town home style         1997
                                                                             apartments with vinyl siding
                                                                             and stone accents

Remington Place               Cincinnati, OH             234      20        Two story garden style            1988-90
Apartments                                                                  apartments with cedar siding
                                                                             and stone accents

Saw Mill Village              Columbus, OH               340      12        Two and three story garden        1987
Apartments                                                                   style apartments with vinyl and
                                                                             brick exteriors


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements
--------------------

         This report includes (i) unaudited statements of revenue and certain expenses of The Gables at White River, Remington Place Apartments and Saw Mill Village Apartments (collectively the "Selected Acquisition

Properties") for the period ended March 31, 1997 or date of acquisition, whichever is earlier, and (ii) audited statements of revenue and certain expenses for the year ended December 31, 1996 for each of the Selected Acquisition Properties.

        An audited statement of revenues and certain expenses for the year ended December 31, 1996 for Hawthorne Hills Apartments has not been presented as this Multifamily Property was not considered individually significant to satisfy the audit requirements of Rule 3-14.

        An audited statement of revenues and certain expenses for the year ended December 31, 1996 for Oak Bend Apartments was not presented because the property was under development and in the lease-up phase and, accordingly, the related operating information of the property would not be meaningful.

Pro Forma Financial Information (Unaudited)
-------------------------------------------

        Unaudited pro forma financial information of the Company and the Acquired Properties is presented as follows:


        -    Condensed balance sheet as of March 31, 1997;

        - Condensed statement of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996, and;

        - Estimated twelve-month pro forma statement of taxable net operating income and operating funds available.

Exhibits:
---------

23.01    Consent of Independent Accountants.

                    ASSOCIATED ESTATES REALTY CORPORATION
                       SELECTED ACQUISITION PROPERTIES
                             FINANCIAL STATEMENTS

                      ASSOCIATED ESTATES REALTY CORPORATION


                          INDEX TO FINANCIAL STATEMENTS

SELECTED ACQUISITION PROPERTIES
         Report of Independent Accountants                                      F-2

         Statements of Revenue and Certain Expenses for
            the period ended March 31, 1997 or date of
            acquisition, whichever is earlier (unaudited) and
            for the year ended December 31, 1996                                F-3

         Notes to Statements of Revenue and Certain Expenses                    F-4

ASSOCIATED ESTATES REALTY CORPORATION
   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         Condensed Balance Sheet as of March 31, 1997                           F-5

         Condensed Statement of Operations for the three
            months ended March 31, 1997                                         F-7

         Condensed Statement of Operations for the year
            ended December 31, 1996                                             F-10

         Estimated Twelve-Month Pro Forma Statement of Taxable
            Net Operating Income and Operating Funds Available                  F-13


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Associated Estates Realty Corporation

We have audited the accompanying statements of revenue and certain expenses of The Gables, Remington Place and Saw Mill Village Apartments for the year ended December 31, 1996. These historical statements are the responsibility of management. Our responsibility is to express an opinion on these historical statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the historical statements, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statements were prepared on the basis described in
Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Associated Estates Realty Corporation) and are not intended to be a complete presentation of the revenues and expenses of The Gables, Remington Place and Saw Mill Village Apartments.

In our opinion, the historical statements referred to above present fairly, in all material respects, the revenue and certain expenses of The Gables, Remington Place and Saw Mill Village Apartments on the basis described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Cleveland, Ohio
May 8, 1997

                      ASSOCIATED ESTATES REALTY CORPORATION
                         SELECTED ACQUISITION PROPERTIES
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                      FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                                                        OR DATE OF ACQUISITION, WHICHEVER IS EARLIER
                                                                         (UNAUDITED)
                                                   --------------------------------------------------
                                                    The Gables at  Remington Place  Saw Mill Village
                                                     White River      Apartments       Apartments
                                                   --------------  ---------------  -----------------
Revenue
   Rental income                                      $273,316        $410,571        $705,398
   Other income                                          2,360           8,464            --
                                                      --------        --------        --------
                                                       275,676         419,035         705,398
Certain expenses
   Personnel                                            30,130          40,362          81,900
   Advertising                                           7,211           8,796          11,759
   Utilities                                            19,496          15,139          46,272
   Building and grounds repair and maintenance          38,764          28,991          39,038
   Real estate taxes and insurance                      19,852          42,778          82,449
   Other operating expenses                             15,028           6,124          10,741
                                                      --------        --------        --------
                                                       130,481         142,190         272,159
                                                      --------        --------        --------
Revenue in excess of certain expenses                 $145,195        $276,845        $433,239
                                                      ========        ========        ========

                                                           FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    ---------------------------------------------------
                                                    The Gables at    Remington Place  Saw Mill Village
                                                      White River      Apartments        Apartments
                                                    --------------   ---------------  -----------------
Revenue
   Rental income                                      $1,800,083        $1,756,328        $2,615,683
   Other income                                           17,368            13,325             8,246
                                                      ----------        ----------        ----------
                                                       1,817,451         1,769,653         2,623,929
Certain expenses
   Personnel                                             167,102           172,680           236,110
   Advertising                                            33,910            21,677            76,586
   Utilities                                              72,845            86,545           191,793
   Building and grounds repair and maintenance           174,607           193,681           285,013
   Real estate taxes and insurance                       195,839           195,634           333,183
   Other operating expenses                               60,523            97,677            74,927
                                                      ----------        ----------        ----------
                                                         704,826           767,894         1,197,612
                                                      ----------        ----------        ----------
Revenue in excess of certain expenses                 $1,112,625        $1,001,759        $1,426,317
                                                      ==========        ==========        ==========








   The accompanying notes are an integral part of these financial statements.

                      ASSOCIATED ESTATES REALTY CORPORATION
                         SELECTED ACQUISITION PROPERTIES
             NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.       OPERATING PROPERTIES

         The properties presented herein, referred to as the "Selected Acquisition Properties," are summarized as follows:

     Property                               Location                            Suites        Year Built
-------------------------               ---------------------                   ------        ----------

The Gables at White River               Indianapolis, Indiana                    228             1991
Remington Place Apartments              Cincinnati, Ohio                         234             1988-90
Saw Mill Village Apartments             Columbus, Ohio                           340             1987

         The statements of revenues and certain expenses for the unaudited period ended March 31, 1997, includes the operating results of each of the Selected Acquisition Properties detailed above from January 1, 1997 through the earlier of the date of acquisition or March 31, 1997 (unaudited) and for the year ended December 31, 1996. The Gables at White River, Remington Place Apartments and Saw Mill Village Apartments were acquired by Associated Estates Realty Corporation (the "Company") on February 6, March 31, and April 22, 1997, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

         The accompanying financial statements are not representative of the actual operations for the periods presented, because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense and other general and administrative expenses not directly related to the future operations of the Selected Acquisition Properties.

INCOME RECOGNITION

         Rental income attributable to residential leases is recorded when due from tenants.

REPAIR AND MAINTENANCE

         Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized. Costs incurred in connection with resident turnover are charged to operations.

UNAUDITED FINANCIAL INFORMATION

         The financial data for the period ended March 31, 1997 or date of acquisition, whichever is earlier, is unaudited; however, in the opinion of the Company, the interim data includes adjustments consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the interim periods presented are not necessarily indicative of the results for the full year.

                     ASSOCIATED ESTATES REALTY CORPORATION

                       PRO FORMA CONDENSED BALANCE SHEET

                                 MARCH 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

         The following unaudited pro forma condensed balance sheet is presented as if the acquisitions by the Company of (i) Hawthorne Hills Apartments, (ii) Oak Bend Apartments, and (iii) Saw Mill Village Apartments, all of which were acquired after March 31, 1997, had been purchased on March 31, 1997. Such pro forma information is based upon the historical consolidated balance sheet of the Company as of that date, giving effect to the transactions described above. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-Q for the three months ended March 31, 1997.

         This unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1997 nor does it purport to represent the future financial position of the Company.

                                                Company         Pro Forma           Company
                                               Historical      Adjustments         Pro Forma
                                             -------------    -------------      -------------
Assets
   Real estate, net                          $      430,202   $      28,299  (a) $    458,501
   Cash and cash equivalents                            565           -                   565
   Receivables and other assets                      13,092           -                13,092
   Restricted cash                                    5,515           -                 5,515
                                             --------------   -------------      ------------
                                             $      449,374   $      28,299      $    477,673
                                             ==============   =============      ============

Liabilities
   Secured debt                              $       68,689   $       -          $     68,689
   Unsecured debt                                   185,405          26,915  (b)      212,320
   Other liabilities                                 27,904           1,384  (c)       29,288
   Accumulated losses of
      equity investees in excess of
      investment and advances                        12,646           -                12,646
                                             --------------   -------------      ------------
                                                    294,644          28,299           322,943

Shareholders' equity
   Class A cumulative preferred shares               56,250          -                 56,250
   Common shares                                      1,532          -                  1,532
   Paid in capital                                  133,057          -                133,057
   Accumulated dividends in
      excess of net income                          (36,109)         -                (36,109)
                                             --------------   -------------      ------------
                                                    154,730          -                154,730
                                             --------------   -------------      ------------
                                             $      449,374   $      28,299      $    477,673
                                             ==============   =============      ============

(a) Represents the purchase price of the properties acquired subsequent to March 31, 1997, namely: (i) Hawthorne Hills Apartments, (ii) Oak Bend Apartments, and (iii) Saw Mill Village Apartments.

(b) Represents the utilization of the Line of Credit to finance, in part, the acquisition of the properties acquired subsequent to March 31, 1997.

(c) Represents the assumption of other liabilities in connection with the properties acquired subsequent to March 31, 1997 in the following amounts:

                                                   Assumption
                                                    of Other
                                                   Liabilities
                                                   -----------

Hawthorne Hills Apartments                           $  510
Oak Bend Apartments                                     113
Saw Mill Village Apartments                             761
                                                    -------
                                                    $ 1,384
                                                    =======

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The unaudited pro forma condensed statement of operations for the three months ended March 31, 1997 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition by the Company of the Selected Acquisition Properties as reported herein and, (ii) the acquisition of Hawthorne Hills Apartments, an 88 suite Multifamily Property located in Toledo, Ohio.

         This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the three months ended March 31, 1997 and should be read in conjunction with the proforma condensed balance sheet of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-Q for the three months ended March 31, 1997.

         The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the results of operations of future periods of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Pro Forma
                                                     Adjustments
                                                        for
                                                      Acquired
                                            Company  Properties    Company
                                          Historical     (a)      Pro Forma
                                          ---------- ----------- ----------

Revenues from rental properties           $ 23,160   $  1,506    $ 24,666
Painting services and loan
   origination fees                            508        -           508
Management fees and other income             1,130         11       1,141
                                          --------   --------    --------
                                            24,798      1,517      26,315

Property operating and maintenance
   expenses exclusive of depreciation
   and amortization                          9,190        601       9,791
Depreciation - real estate assets            4,071        307       4,378
                - other                         95        -            95
Amortization of deferred financing fees        163        -           163
Painting services                              410        -           410
General and administrative expenses          1,540        -         1,540
Interest expense                             4,062        687       4,749
                                          --------   --------    --------
                                            19,531      1,595      21,126
                                          --------   --------    --------
Income or (loss) before equity in net
   loss of joint ventures                    5,267        (78)      5,189
Equity in net loss of joint ventures         (  42)       -          ( 42)
                                          --------   --------    --------
Income or (loss)                          $  5,225   $    (78)   $  5,147
                                          ========   ========    ========

Income or (loss) applicable to common
   shares                                 $  3,854   $    (78)   $  3,776
                                          ========   ========    ========

Per share net income applicable to
   common shares                          $   0.25               $   0.25
                                          ========               ========
Weighted average number of shares           15,322                 15,322
                                          ========               ========

                     ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Reflects the revenues and expenses of the following acquisitions: (i) The Gables at White River, (ii) Hawthorne Hills Apartments, (iii) Remington Place Apartments, and (iv) Saw Mill Village Apartments. Such financial information is presented for the period January 1, 1997 through the date of acquisition or March 31, 1997, whichever is earlier.

         Interest expense assumes interest at the weighted average rate of the MTN Notes or at the rate of the Company's line of credit, as applicable.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The unaudited pro forma condensed statement of operations for the year ended December 31, 1996 is presented as if the following transactions had occurred on January 1, 1996: (i) the offering of 1,450,000 shares of common stock on December 11, 1996 and the use of the net proceeds to repay borrowings on the line of credit, (ii) the acquisition by the Company of the five properties acquired during 1996 as previously reported in the Company's Form 8-K dated February 1, 1996 and one acquisition consummated on September 20, 1996, (iii) the acquisition by the Company of the Selected Acquisition Properties as reported herein, and (iv) the acquisition of Hawthorne Hills Apartments, a 88 suite property in Toledo, Ohio. The six properties acquired in 1996, the Selected Acquisition Properties and Hawthorne Hills Apartments are collectively referred to herein as the "Acquisition Properties."

         This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the year ended December 31, 1996 and should be read in conjunction with the pro forma condensed balance sheet of the Company as of March 31, 1997 included elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1996.

         The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the results of operations of future periods of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Pro Forma
                                                             Adjustments
                                                             -----------

                                                Company                       Company
                                              Historical               (a)   Pro Forma
                                            -------------   --------------  ------------
Revenues
   Rental                                   $      87,975   $    9,791(a)    $     97,766
   Painting services revenue                        1,634       -                   1,634
   Management fees and other income                 4,824          110(a)           4,934
                                            -------------   ----------       ------------
                                                   94,433        9,901            104,334

Expenses
   Property operating and maintenance
     expenses exclusive of depreciation
     and amortization                              37,056        4,171(a)          41,227
   Depreciation - real estate assets               14,611        2,154(a)          16,765
                    - other                           316       -                     316
   Amortization of deferred financing fees            609       -                     609
   Painting services                                1,427       -                   1,427
   General and administrative                       5,921       -                   5,921
   Interest expense                                15,494        5,022(a)          18,330
                                                                (2,186)(b)
                                            -------------   ----------       ------------
     Total expenses                                75,434        9,161             84,595
                                            -------------   ----------       ------------
     Income before equity in net income
       of joint ventures                           18,999          740             19,739
Equity in net income of joint ventures                305       -                     305
                                            --------------  ----------       ------------

   Net income                               $      19,304   $      740       $     20,044
                                            =============   ==========       ============


Net income applicable to common shares      $      13,820   $      740       $     14,560
                                            =============   ==========       ============

Per share data:
   Net income before extraordinary item
     per share                              $         .99                    $       0.95
                                            =============                    ============
   Weighted average number of shares               13,932                          15,322
                                            =============                    ============


                     ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Reflects the revenues and expenses of the following acquisitions: (i) Aspen Lakes, (ii) Chestnut Ridge, (iii) The Gables at White River,
         (iv) Hawthorne Hills Apartments, (v) Perimeter Lakes, (vi) Remington Place Apartments, (vii)The Residence at Washington, (viii) Saw Mill Village Apartments, (ix) Spring Brook and (x)Summer Ridge. The pro forma adjustment includes the revenues and expenses for each of the properties for the period January 1, 1996 through the earlier of the date of acquisition or December 31, 1996.

         Interest expense assumes interest at fair value with respect to the mortgages assumed, at the rate of the Company's line of credit or at the rate of the MTN Notes, as applicable.

(b) Reflects the reduction of interest expense from using the proceeds of the 1,450,000 Common Share offering completed on December 11, 1996.

                     ASSOCIATED ESTATES REALTY CORPORATION
                 ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                  (UNAUDITED)

                  The following unaudited statement is a pro forma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 1996 adjusted as if the following transactions had occurred on January 1, 1996: (i) the offering of 1,450,000 shares of common stock on December 11, 1996 and the use of the net proceeds to repay borrowings on the line of credit, (ii) the acquisition by the Company of the five properties acquired during 1996 as previously reported in the Company's Form 8-K dated February 1, 1996 and one acquisition consummated on September 20, 1996, (iii) the acquisition by the Company of the Selected Acquisition Properties as reported herein, and (iv) the acquisition of Hawthorne Hills Apartments, a 88 suite property in Toledo, Ohio. The six properties acquired in 1996, the Selected Acquisition Properties and Hawthorne Hills Apartments are collectively referred to herein as the "Acquisition Properties."

                  This statement should be read in conjunction with (i) the historical financial statements and notes thereto of the Company and (ii) the pro forma financial statements of the Company.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):

Historical earnings from operations, exclusive of depreciation and
   amortization (Note 1)                                                           $ 29,356
Acquisition Properties historical earnings from operations, as
   adjusted, exclusive of depreciation (Note 2)                                       2,894
                                                                                 ----------
                                                                                     32,250
                                                                                 ----------

Estimated tax basis depreciation and amortization (Note 3)
   AERC                                                                             (11,254)
   Acquisition Properties                                                            (2,469)
                                                                                 ----------

Pro Forma taxable operating income before dividends deduction                        17,877
Estimated dividends deduction (Note 4)                                               28,499
                                                                                 ----------

                                                                                  $  (9,972)
                                                                                 ==========

Pro Forma taxable operating income                                                $       -
                                                                                  =========

ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5) (IN
   THOUSANDS):
Pro Forma taxable operating income before dividends deduction                     $  18,527
Add pro forma tax basis depreciation and amortization                                13,723
                                                                                  ---------
Estimate of pro forma operating funds available                                   $  32,250
                                                                                  =========

---------

Note 1 -   The historical earnings from operations represents the Company's net income applicable to common shares as adjusted for depreciation and amortization for the year ended December 31, 1996 as reflected in the historical financial statements.

Note 2 -   The historical earnings from operations represents the pro forma results of the properties acquired since January 1, 1996 as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1996 included elsewhere in this report.

Note 3 -   The tax basis depreciation of the Company is based upon the original purchase price allocated to


                                      F-13





           the buildings, equipment and personal property, depreciated on a straight-line basis over a 40-, 12-, and 10-year life, respectively.

Note 4 -   Estimated dividends deduction is based on the estimated dividend rate of $1.86 per share.  Shares outstanding, on a pro forma basis are 15,322,381.

Note 5 -   Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Associated Estates Realty Corporation

Date: July 2, 1997             /s/ Dennis W. Bikun
-------------------------      -------------------------------------
                               Dennis W. Bikun
                               Chief Financial Officer & Treasurer
                               Chief Accounting Officer

                                       F-15